UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2008

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2333 Waukegan Road, Suite 100, Bannockburn, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 17, 2008, the Board of Directors of APAC Customer Services, Inc. (the "Company") appointed Robert B. Nachwalter, Senior Vice President, General Counsel and Secretary of the Company. He replaces Pamela R. Schneider who resigned to pursue other opportunities effective September 12, 2008.

Prior to joining APAC, Mr. Nachwalter, age 38, was Senior Vice President, General Counsel and Corporate Secretary for Whitehall Jewelers Holdings, Inc., a publicly-traded national retailer of fine jewelry with approximately 375 stores in 39 states. Before Whitehall, Mr. Nachwalter was senior legal counsel with Ryder System, Inc., a Fortune 500 transportation and logistics company. Mr. Nachwalter has significant experience in the areas of corporate law, mergers and acquisitions, SEC reporting, governance and compliance, employment law and litigation. Mr. Nachwalter earned his Bachelor of Arts Degree from the University of Michigan and his Juris Doctor from the University of Florida.

The Company and Mr. Nachwalter entered into an Employment Agreement, dated October 31, 2008 (the "Employment Agreement"), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety. The Employment Agreement provides that Mr. Nachwalter will be paid an annual base salary of $250,000 and will be eligible to participate in and earn an annual bonus pursuant to the Company’s Amended and Restated 2005 Management Incentive Plan or under a successor annual incentive plan with a target bonus equal to fifty (50%) of his base salary and a maximum annual bonus equal to seventy-five percent (75%) of his base salary. In addition, the Company has agreed to grant Mr. Nachwalter an option to purchase 150,000 common shares of the Company with an exercise price equal to the fair market value on the grant date.

The Employment Agreement also provides for Mr. Nachwalter to receive severance payments equal to one-half of base salary for twelve months in the event he is terminated without cause by the Company(as defined in the Employment Agreement). Additionally, pursuant to an Employment Security Agreement to be entered into by Mr. Nachwalter and the Company, which is incorporated herein in its entirety as attached to the Company’s quarterly report on Form 10-Q for the period ended July 1, 2007, Mr. Nachwalter would be entitled to severance payments equal to eighteen months of base salary and one and one-half times his annual target bonus if he is terminated without cause or resigns for good reason (as defined in the Employment Security Agreement) within twelve months after a change of control of the Company (as defined in the Employment Security Agreement). The terms of Mr. Nachwalter’s Employment Security Agreement are identical to the terms of similar agreements in effect with other executive officers of the Company.

Finally, Mr. Nachwalter has agreed that, during his employment with the Company and for a period of twelve months after his termination of employment, he will not consult with or be employed by any company offering outsourced business services, work for or solicit the Company’s clients, or induce or attempt to induce any of the Company’s employees to terminate employment with the Company.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement with Robert B. Nachwalter, dated October 31, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

November 20, 2008	By:	/s/Andrew B. Szafran

Name: Andrew B. Szafran
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement with Robert B. Nachwalter